EXHIBIT 11.1
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                   VALERO ENERGY CORPORATION AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                (Thousands of Dollars, Except Per Share Amounts)

                                                               Three Months Ended                Nine Months Ended
                                                                   September 30,                   September 30,
                                                             1997               1996             1997          1996
COMPUTATION OF EARNINGS PER
 SHARE ASSUMING NO DILUTION:
   Income from continuing operations . . . . . . . .     $    51,993      $     6,630      $    99,402    $    27,757

   Income (loss) from discontinued operations,
      net of income taxes. . . . . . . . . . . . . .     $     (432)      $     6,516      $   (15,672)   $    26,144
   Less:  Preferred stock dividend requirements
      and redemption premium . . . . . . . . . . . .           -               (2,844)          (4,592)        (8,526)

   Income (loss) from discontinued operations
      applicable to common stock . . . . . . . . . .     $     (432)      $     3,672      $   (20,264)  $     17,618

   Weighted average number of shares of
      common stock outstanding . . . . . . . . . . .     55,949,765        43,983,599       50,175,077     43,877,733

   Earnings (loss) per share assuming no dilution:
      Continuing operations. . . . . . . . . . . . .     $      .93       $       .15      $      1.98    $       .63
      Discontinued operations. . . . . . . . . . . .           (.01)              .08             (.40)           .40
         Total . . . . . . . . . . . . . . . . . . .     $      .92       $       .23      $      1.58    $      1.03

COMPUTATION OF EARNINGS PER
 SHARE ASSUMING FULL DILUTION:
   Income from continuing operations assuming
      full dilution. . . . . . . . . . . . . . . . .     $   51,993       $     6,630      $    99,402     $   27,757

   Income (loss) from discontinued operations,
      net of income taxes. . . . . . . . . . . . . .     $     (432)      $     6,516      $   (15,672)    $   26,144
   Less:  Preferred stock dividend requirements
      and redemption premium . . . . . . . . . . . .           -               (2,844)          (4,592)        (8,526)
   Add:  Reduction of preferred stock dividends
      applicable to the assumed conversion of
      Convertible Preferred Stock at the
      beginning of the period. . . . . . . . . . . .           -                2,695            4,522          8,086

   Income (loss) from discontinued operations
      applicable to common stock assuming
      full dilution  . . . . . . . . . . . . . . . .     $     (432)      $     6,367      $   (15,742)    $   25,704

   Weighted average number of shares of
      common stock outstanding . . . . . . . . . . .     55,949,765        43,983,599       50,175,077     43,877,733
   Weighted average common stock
      equivalents applicable to stock options. . . .        881,822           229,801          764,825        407,319
   Weighted average shares issuable upon assumed
      conversion of Convertible Preferred Stock
      at the beginning of the period . . . . . . . .           -            6,381,798        3,326,006      6,381,798

   Weighted average shares used for
     computation . . . . . . . . . . . . . . . . . .     56,831,587        50,595,198       54,265,908     50,666,850

   Earnings (loss) per share assuming full
     dilution:
      Continuing operations. . . . . . . . . . . . .     $      .92       $       .13       $     1.83     $      .55
      Discontinued operations. . . . . . . . . . . .           (.01)              .13             (.29)           .51
         Total . . . . . . . . . . . . . . . . . . .     $      .91 (b)   $       .26 (a)   $     1.54 (b) $     1.06 (a)

(a)   This calculation is submitted in accordance with paragraph 601(b)(11) of Regulation S-K although it is contrary to APB Opinion No. 15 because it produces an antidilutive result.
(b)   This calculation is submitted in accordance with paragraph 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.
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